Exhibit 31.2

Certification Pursuant to Section 302
of the Sarbanes-Oxley Act of 2002
for the Chief Financial Officer

I, John B. Woodlief, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Harris Teeter Supermarkets, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ John B. Woodlief
Name: John B. Woodlief
Title: Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: January 24, 2014